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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): March 15, 2001



                                Chinawe.com Inc.
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             (Exact name of registrant as specified in its charter)



          California                   000-29169                 95-462785
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(State or other jurisdiction       (Commission File           (IRS Employer
      of incorporation)                 Number)             Identification No.)



c/o Hartman & Craven LLP, 460 Park Avenue, New York, New York          10022
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(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code: (212) 753-7500



                         NEO MODERN ENTERTAINMENT CORP.
        442 N. La Cienega Boulevard, Suite 206, West Hollywood, CA 90048
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         (Former name or former address, if changed since last report.)







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Item 1. Changes in Control of Registrant.

         Pursuant to an Agreement of Merger, dated as of October 17, 2000, by and among NEO MODERN ENTERTAINMENT CORP., a California corporation ("Neo Modern"), Rafal Zielinski ("Zielenski"), Filmart Inc., a California corporation ("Filmart"), Chinawe.com Inc., a Delaware corporation ("Chinawe"), Gonet Associates Limited, a British Virgin Islands company ("Gonet") and Vivian Wai Wa Chu, Man Ying Ken Wai, Man Keung Wai and Cheung Man Ki (the "Merger Agreement"), Chinawe was merged with and into Neo Modern with Neo Modern being the surviving entity on March 15, 2001 (the "Merger"). Pursuant to the Merger, Neo Modern amended its name to "Chinawe.com Inc." (the "Company") and each share of Chinawe common stock, par value $.001 per share, was converted in the Merger into 2,876.4565 shares of the Company's common stock (the "Common Stock"). Gonet, the sole stockholder of Chinawe, received 28,764,565 shares of Common Stock, or 71.9% of the shares of Common Stock outstanding after the Merger.

         The purpose of the Merger was to acquire a controlling interest in the Company and to terminate the prior business of the Company in favor of the Chinawe business. In connection with the Merger, the directors and officers of Neo Modern immediately prior to the Merger resigned and Vivian Wai Wa Chu, Man Ying Ken Wai and Man Keung Wai became the directors of the Company and Man Keung Wai became the Chairman of the Board, President and Chief Executive Officer of the Company.

         Also, pursuant to a Confidential Transactional Agreement, dated as of October 17, 2000, by and between Gonet, Zielinski and Filmart, Filmart, contemporaneously with the consummation of the Merger, sold Gonet 4,835,435 shares of Common Stock (the "Filmart Sale") at a purchase price of $.04 per share or an aggregate of $193,417.40 (the "Purchase Price"). Gonet paid the Purchase Price out of working capital.

         Accordingly, giving effect to the Merger and the Filmart Sale, Gonet beneficially owns 84% of the outstanding shares of the Company.

Item. 2 Acquisition or Disposition of Assets.

(a) Pursuant to the Merger described in Item 1 above, the Company acquired the business and assets of Chinawe. Chinawe, through its subsidiary companies based overseas, is in the business of (a) enabling e-commerce transactions for small and medium size producers of goods on Mainland China ("PRC") for sale to overseas wholesale customers, and (b) managing assets located in the PRC by attempting to expedite transactions between Chinese operators of these assets and overseas purchasers and joint-venturers.

         The terms of the Merger, including the conversion ratio for the shares of the Company's Common Stock issued in the Merger, were negotiated by the Board of Directors of Neo Modern.

         Gonet is the sole stockholder of Chinawe. Gonet, in turn, is owned by Vivian Wai Wa Chu, Man Ying Ken Wai, Man Keung and Cheung Man Ki. See Item 7(c).


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(b)      Pursuant to a Transfer Agreement, dated October 17,2000, by and between
         Neo Modern, Zielinski, Filmart and Chinawe, the entertainment-related assets of Neo Modern were transferred to Filmart in conjunction with the Merger (the "Transfer") and in consideration for the Transfer as aggregate of five (5) promissory notes payable by Neo Modern to Zielinski and/or Filmart and various other loans pursuant to certain contractual rights were cancelled. Zielinski and Filmart, a corporation owned and controlled by Zielinski, were the majority stockholders of Neo Modern prior to the Merger and Zielinski was the President and CEO of Neo Modern. See Item 7(c).


Item 7. Financial Statements and Exhibits.

(a)-(b) The required financial statements and pro forma financial information will be filedby amendment to this Form 8-K (the "Report") on behalf of the Company no later than 60 days after the filing of this initial Report.

(c)      Exhibits:


         2(a) Agreement of Merger, dated October 17, 2000, by and among Chinawe.com Inc., Gonet Associates Limited, Vivian Wai Wa Chu, Man Ying Ken Wai, Man Keung Wai and Cheung Man Ki, Neo Modern Entertainment Corp., Rafal Zielinski and Filmart Inc., as filed with the Secretary of the State of California on March 15, 2001.*

         2(b) Transfer Agreement, dated October 17, 2000, by and among Neo Modern Entertainment Corp, Rafal Zielinski, Filmart, Inc. and Chinawe.com Inc.*

         20 Definitive Information Statement filed by Neo Modern Entertainment Corp. with the Securities and Exchange Commission on February 12, 2001.**

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*    Filed as an exhibit to the Definitive Information Statement filed with the
     Securities and Exchange Commission on February 12, 2001 and hereby incorporated by reference.

** Filed with the Securities and Exchange Commission on February 12, 2001 and hereby incorporated by reference.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                CHINAWE.COM INC.



Date:    March 30, 2001                         By: /s/ Man Ying Ken Wai
                                                    --------------------
                                                    Man Ying Ken Wai
                                                    Vice President









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